                 AGREEMENT AND PLAN OF REORGANIZATION

                             by and among

                   Silverthorne Production Company
                        a Colorado corporation


                                 and


               PriceNet.com, Inc., a Nevada corporation















                    effective as of March 11, 1999

                 AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this 11th day of March 1997, by and between Silverthorne Production Company, a Colorado corporation ("Silverthorne") and PriceNet.com, Inc., a Nevada corporation ("PriceNet"), and certain shareholders of PriceNet listed on the attached Schedule I ("PriceNet Shareholders"), and specifically incorporated herein by reference (PriceNet and PriceNet Shareholders shall be hereinafter jointly referred to as "PriceNet Parties").

                               PREMISES

    A. This Agreement provides for the reorganization of PriceNet with and into Silverthorne, with PriceNet becoming a wholly-owned subsidiary of Silverthorne, and in connection therewith, the exchange of the outstanding common stock of PriceNet into shares of common voting stock of Silverthorne, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

    B. The boards of directors of PriceNet and Silverthorne have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which PriceNet would become a wholly owned subsidiary of Silverthorne is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                              AGREEMENT

    NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                              ARTICLE I
             REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                 PRICENET AND PRICENET SHAREHOLDERS

    PriceNet and each of PriceNet Shareholders, individually and neither jointly nor severally, represents and warrants to Silverthorne, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of PriceNet attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.

    SECTION 1.1  SHAREHOLDERS.   Each of the PriceNet Shareholders
is the owner of all of the issued and outstanding shares of the capital stock of PriceNet attributed to such Shareholder on Schedule I; each PriceNet Shareholder has full legal title to all PriceNet Shares described in Schedule I as being owned by such PriceNet Shareholder free from any and all claims, liens or other encumbrances. PriceNet Shareholders have unqualified right to sell, transfer, and dispose of their respective PriceNet Shares subject to the laws of bankruptcy, insolvency and general creditors' rights. Each PriceNet Shareholder represents and warrants that, in regards to such PriceNet Shareholder's shares of PriceNet, such PriceNet Shareholder has full right and authority to execute this Agreement and to transfer his shares of PriceNet to Silverthorne.

    SECTION 1.2  ORGANIZATION.   PriceNet is a corporation duly
organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the PriceNet Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of PriceNet as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of PriceNet's articles of incorporation or bylaws. PriceNet has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

    SECTION 1.3 CAPITALIZATION. The authorized capitalization of PriceNet consists of 10 million Common Shares, $0.001 par value per share (the "PriceNet Common Shares"). As of the date of this Agreement, 2,100,000 of the authorized common shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. PriceNet has no other securities, warrants or options authorized or issued.

    SECTION 1.4 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the PriceNet Schedules, PriceNet does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes herein, all references to PriceNet shall include PriceNet and all of its subsidiaries.

    SECTION 1.5  FINANCIAL INFORMATION.
                           (a)       PriceNet has no
                  liabilities with respect to the payment
                  of any federal, state, county, local or
                  other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

                           (b)       PriceNet has filed all
                  state, federal and local income tax
                  returns required to be filed by it from
                  inception to the date hereof, if any;

                           (c)       The books and records,
                  financial and others, of PriceNet are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

                           (e)       except as and to the
                  extent disclosed herein and the PriceNet
                  Schedules, PriceNet has no material
                  contingent liabilities, direct or
                  indirect, matured or unmatured.

             SECTION 1.6  INFORMATION.  THE INFORMATION
         CONCERNING PRICENET SET FORTH IN THIS AGREEMENT
         AND IN THE PRICENET SCHEDULES TO THE BEST OF
         PRICENET'S KNOWLEDGE, IS COMPLETE AND ACCURATE IN
         ALL MATERIAL RESPECTS AND DOES NOT CONTAIN ANY
         UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO
         STATE A MATERIAL FACT REQUIRED TO MAKE THE
         STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES
         UNDER WHICH THEY WERE MADE, NOT MISLEADING.

             SECTION 1.7  OPTIONS AND WARRANTS.  THERE ARE
         NO EXISTING OPTIONS, WARRANTS, CALLS OR
         COMMITMENTS OF ANY CHARACTER TO WHICH PRICENET IS
         A PARTY AND BY WHICH IT IS BOUND.

             SECTION 1.8  ABSENCE OF CERTAIN CHANGES OR
         EVENTS. Except as set forth in this Agreement, the PriceNet Schedules, or as otherwise disclosed to Silverthorne, since March 5, 1999:

                           (a)       there has not been:
                  (i) any material adverse change in the
                  business, operations, properties, assets or condition of PriceNet; or (ii) any damage, destruction or loss to PriceNet
                  (whether or not covered by insurance)
                  materially and adversely affecting the
                  business, operations, properties, assets or condition of PriceNet;

                           (b)       PriceNet has not: (i)
                  amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of
                  PriceNet; (iv) made any material change
                  in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

                           (c)       PriceNet has not: (i)
                  granted or agreed to grant any options,
                  warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability
                  (absolute or contingent) except
                  liabilities incurred in the ordinary
                  course of business; (iii) paid any
                  material obligation or liability
                  (absolute or contingent) other than
                  current liabilities reflected in or shown on the most recent PriceNet balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of
                  PriceNet; or (vi) issued, delivered or
                  agreed to issue or deliver any stock,
                  bonds or other corporate securities,
                  including debentures (whether authorized and unissued or held as treasury stock);
                  and

                           (d)       to the best knowledge
                  of PriceNet, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of PriceNet.

             SECTION 1.9  TITLE AND RELATED MATTERS.
         Except as provided herein or in the PriceNet
         Schedules, PriceNet has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the PriceNet Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties;
         and (C) as described in the PriceNet Schedules.
         Except as set forth in the PriceNet Schedules, PriceNet owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with PriceNet's business. Except as set forth in the PriceNet Schedules, no third party has any right to, and PriceNet has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of PriceNet or any material portion of its properties, assets or rights.

             SECTION 1.10  LITIGATION AND PROCEEDINGS.  To
         the best of PriceNet's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against PriceNet or affecting PriceNet or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of PriceNet. PriceNet does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

             SECTION 1.11  CONTRACTS.

                           (a)       Except as included or
                  described in the PriceNet Schedules,
                  there are no material contracts,
                  agreements, franchises, license
                  agreements or other commitments to which PriceNet is a party or by which it or any of its assets, products, technology or properties are bound;

                           (b)       Except as included or
                  described in the PriceNet Schedules or
                  reflected in the most recent PriceNet
                  balance sheet, PriceNet is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee
                  Retirement Income Security Act, as
                  amended; (iii) agreement, contract or
                  indenture relating to the borrowing of
                  money; (iv) guaranty of any obligation,
                  other than one on which PriceNet is a
                  primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of PriceNet; or
                  (viii) contract, agreement or other
                  commitment involving  payments by it of
                  more than $10,000 in the aggregate; and

                           (c)  To PriceNet's knowledge,
                  all contracts, agreements, franchises,
                  license agreements and other commitments to which PriceNet is a party or by which its properties are bound and which are material to the operations of PriceNet taken as a whole, are valid and enforceable by PriceNet in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

             SECTION 1.12  MATERIAL CONTRACT DEFAULTS.
         Except as set forth in the PriceNet Schedules, to the best of PriceNet's knowledge and belief, PriceNet is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of PriceNet, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which PriceNet has not taken adequate steps to prevent such a default from occurring.

             SECTION 1.13  NO CONFLICT WITH OTHER
         INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which PriceNet is a party or to which any of its properties or operations are subject.

             SECTION 1.14  GOVERNMENTAL AUTHORIZATIONS.  To
         the best of PriceNet's knowledge and except as provided herein or in the PriceNet Schedules, PriceNet has all licenses, franchises, permits or other governmental authorizations legally required to enable PriceNet to conduct its business in all material respects as conducted on the date hereof.
          Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by PriceNet of this Agreement and the consummation by PriceNet of the transactions contemplated hereby.

             SECTION 1.15  COMPLIANCE WITH LAWS AND
         REGULATIONS. To the best of PriceNet's knowledge, except as disclosed in the PriceNet Schedules, PriceNet has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of PriceNet or would not result in PriceNet's incurring any material liability.

             SECTION 1.16  INSURANCE.  PriceNet has no
         insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

             SECTION 1.17  APPROVAL OF AGREEMENT.  The
         board of directors of PriceNet has authorized the execution and delivery of this Agreement by PriceNet, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of PriceNet for their unanimous approval, which approval has been provided.

             SECTION 1.18  MATERIAL TRANSACTIONS OR
         AFFILIATIONS. Except as disclosed herein and in the PriceNet Schedules, there exists no material contract, agreement or arrangement between
         PriceNet and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by PriceNet to own beneficially, ten percent (10%) or more of the issued and outstanding PriceNet Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to PriceNet than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by PriceNet, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

             SECTION 1.19  LABOR RELATIONS.  PriceNet has
         never had a work stoppage resulting from labor problems. To the best knowledge of PriceNet, no union or other collective bargaining organization is organizing or attempting to organize any employee of PriceNet.

             SECTION 1.20  PREVIOUS SALES AND ISSUANCE OF
         SECURITIES.  Since inception, PriceNet has issued
         PriceNet Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of Nevada to the shareholders listed on Schedule I. The shares of PriceNet Common Stock issued to the PriceNet
         Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

             SECTION 1.21 REORGANIZATION RELATED
         REPRESENTATIONS.

                        (a)      following the Effective
                Date, PriceNet will continue its historic business or use a significant portion of its historic business assets in its business;

                        (b)      PriceNet is not an
                investment company as defined in section
                368(a)(2)(f)(iii) and (iv) of IRC;

                        (c)      PriceNet is not under the
                jurisdiction of a court in a title 11 or similar case within the meaning of Section
                368(a)(3)(A) of the IRC.

           SECTION 1.22 PRICENET SCHEDULES. Upon execution hereof, PriceNet will deliver to Silverthorne the following schedules, which are collectively referred to as the "PriceNet Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of PriceNet as complete, true and correct in all material respects:

                           (a)       copies of the articles
                  of incorporation, bylaws and all minutes of shareholders' and directors' meetings of PriceNet;

                           (b)       the financial
                  information of PriceNet referenced
                  hereinabove in Section 1.4;

                           (c)       a list indicating the
                  name and address of the stockholders of
                  PriceNet, together with the number of
                  shares owned by them;

                           (d)       the PriceNet Business
                  Plan which includes, among other matters, information concerning all of PriceNet's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which
                  PriceNet carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of
                  PriceNet), as well as a description of
                  any material adverse change in the
                  business operations, property, inventory, assets or condition of PriceNet since the most recent PriceNet balance sheet required to be provided pursuant to
                  Section 1.7; and

             PriceNet shall cause the PriceNet Schedules and the instruments and data delivered to Silverthorne hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

             SECTION 1.23 TAXES. PriceNet has complied with applicable tax filing requirements, if any.

             SECTION 1.24 ADDITIONAL INFORMATION AVAILABLE.
           PriceNet will make available to Silverthorne the opportunity to ask questions and receive answers concerning acquisition of PriceNet shares in this transaction, and to obtain any additional information related thereto which PriceNet possesses or can acquire without unreasonable effort or expense.

             SECTION 1.25 LIMITATION ON LIABILITY.
         Notwithstanding anything to the contrary contained in this Agreement, PriceNet shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this
         Article I, if Silverthorne has actual knowledge
         (rather than Knowledge) of such misrepresentation or breach.


                         ARTICLE II

          REPRESENTATIONS, COVENANTS AND WARRANTIES
                      OF SILVERTHORNE

             As an inducement to, and to obtain the
         reliance of PriceNet, Silverthorne represents and warrants as follows:

             SECTION 2.1  ORGANIZATION.  Silverthorne is a
         corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the
         Silverthorne Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation
         (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of
         Silverthorne as in effect on the date hereof and a certificate of Good Standing. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Silverthorne's articles of incorporation or bylaws. Silverthorne has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Silverthorne has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

             SECTION 2.2  CAPITALIZATION.  The authorized
         capitalization of Silverthorne consists of
         50,000,000 shares of Common Stock, par value
         $0.001 per share, of which 15,575,705 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.
         Silverthorne has no other securities, warrants or options authorized or issued.

             SECTION 2.3  SUBSIDIARIES.   At the Closing,
         other than as disclosed herein, Silverthorne shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

             SECTION 2.4  FINANCIAL STATEMENTS.

                           (a)       Attached hereto as
                  Schedule 2.4 are unaudited consolidated
                  financial statements of Silverthorne as
                  of December 31, 1998 ("Silverthorne
                  Management Reports") and audited
                  consolidated financial statements for the years ended June 30, 1998 and June 30,
                  1997, together with the related footnotes and report thereon of the auditors rendering such reports (the "Silverthorne
                  Audited Financial Statements"). The
                  Silverthorne Management Reports and the
                  Silverthorne Audited Financial Statements are hereafter referred to as the "Silverthorne Financial Statements". The
                  Silverthorne Financial Statements are
                  correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles
                  ("GAAP"), consistently applied, the
                  consolidated financial position of
                  Silverthorne as of such dates and the
                  results of operations and changes in
                  financial position for such periods all
                  in accordance with GAAP, subject, in case of the Management Reports, to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the Silverthorne
                  Audited Financial Statements).  The
                  Silverthorne Financial Statements comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "1933 Act") and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities
                  Exchange Act of 1934 (the "1934 Act")

                           (b)       The books and records,
                  financial and others, of Silverthorne are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

                           (c)       Silverthorne has no
                  liabilities with respect to the payment
                  of any federal, state, county, local or
                  other taxes, current or accrued
                  (including any deficiencies, interest or penalties).

             SECTION 2.5  INFORMATION.  The information
         concerning Silverthorne as set forth in this Agreement and in the Silverthorne Schedules, to the best of Silverthorne's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

             SECTION 2.6  ABSENCE OF CERTAIN CHANGES OR
         EVENTS. Except as described herein or in the Silverthorne Schedules, since December 31, 1998:

                           (a)       Silverthorne has not:
                  (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Silverthorne; (iii) made any material change in its method of management, operation or accounting; or
                  (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                           (b)       Except as disclosed to
                  PriceNet or as included in the
                  Silverthorne Schedules, Silverthorne has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

                           (c)       to the best knowledge
                  of Silverthorne, it has not become
                  subject to any law or regulation which
                  materially and adversely affects, or in
                  the future may adversely affect, the
                  business, operations, properties, assets or condition of Silverthorne.

             SECTION 2.7  TITLE AND RELATED MATTERS.  As of
         the Closing Date, Silverthorne will own no real, personal or intangible property, other than as disclosed herein.

             SECTION 2.8  LITIGATION AND PROCEEDINGS.
         There are no actions, suits or proceedings pending or, to the best of Silverthorne's knowledge and belief, threatened by or against or affecting
         Silverthorne, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Silverthorne. Silverthorne does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

             SECTION 2.9  CONTRACTS.  On the Closing Date
         and other than as disclosed herein in Schedule 2.9 or otherwise:

                           (a)       There are no material
                  contracts, agreements, franchises,
                  license agreements, or other commitments to which Silverthorne is a party or by which it or any of its properties are bound;

                           (b)       Silverthorne is not a
                  party to any contract, agreement,
                  commitment or instrument or subject to
                  any charter or other corporate
                  restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Silverthorne can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of
                  Silverthorne; and

                           (c)       Silverthorne is not a
                  party to any material oral or written:
                  (i) contract for the employment of any
                  officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Silverthorne; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

             SECTION 2.10  NO CONFLICT WITH OTHER
         INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Silverthorne is a party or to which any of its properties or operations are subject.

             SECTION 2.11  MATERIAL CONTRACT DEFAULTS. To
         the best of Silverthorne's knowledge and belief, Silverthorne is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Silverthorne, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Silverthorne has not taken adequate steps to prevent such a default from occurring.

             SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. To the best of Silverthorne's knowledge, Silverthorne has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Silverthorne of the transactions contemplated hereby.

             SECTION 2.13  COMPLIANCE WITH LAWS AND
         REGULATIONS. To the best of Silverthorne's knowledge and belief, Silverthorne has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Silverthorne or would not result in Silverthorne's incurring any material liability.

             SECTION 2.14  INSURANCE.  Silverthorne has no
         insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

             SECTION 2.15  APPROVAL OF AGREEMENT.  The
         board of directors of Silverthorne has authorized the execution and delivery of this Agreement by Silverthorne and has approved the transactions contemplated hereby. The approval of this Agreement by Silverthorne's shareholders is not required.

             SECTION 2.16  MATERIAL TRANSACTIONS OR
         AFFILIATIONS. Except as stated herein or in the Silverthorne Schedules, as of the Closing Date there will exist no material contract, agreement or arrangement between Silverthorne and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Silverthorne to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Silverthorne and which is to be performed in whole or in part after the date hereof. Silverthorne has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

             SECTION 2.17  LABOR RELATIONS.  Silverthorne
         has never had a work stoppage resulting from labor problems. Silverthorne has no employees other than its officers and directors.

             SECTION 2.18  TAXES.  (a) Silverthorne has
         timely filed (within the applicable extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities. All governmental tax returns, information returns, tax reports and declarations filed by Silverthorne for years for which the statute of limitations has not run (the
         "Tax Returns") are correct in all material respects. Silverthorne has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the Company, other than as may be disclosed in the Schedule of Taxes. Except as set forth in the Schedule of Taxes, no tax returns have been examined by the Internal Revenue Service or any other governmental authority. Except as may be disclosed in the Schedule of Taxes or in any document delivered to Silverthorne therewith,
         Silverthorne (i) is not currently being audited with respect to any tax, assessment or other governmental charge; (ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning any member of Silverthorne's group; or
         (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of Silverthorne's group. Except (i) as may be disclosed in the Schedule of Taxes, or (ii) in connection with any pending audit or investigation, Silverthorne has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax. The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by Silverthorne through the Closing Date herein. Silverthorne is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code. Silverthorne has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or
         (ii) as a member of an affiliated group of which Silverthorne is the common parent.

             SECTION 2.19  REPORTING ACT DOCUMENTS.  Except
         as set forth in Silverthorne's Schedules, Silverthorne has, in all reporting act documents, complied in all material respects with the reporting requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The information contained in each reporting act document of Silverthorne, to the best of Silverthorne's knowledge, is true and correct in all material respects as of the date thereof, and no reporting act document contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof. To the best knowledge of current management of Silverthorne, there is no negative matters, such as pending investigation or formal inquiry, which are outstanding concerning Exchange Act reports filed by Silverthorne prior to the Closing hereof or with the Nasdaq.

             SECTION 2.20  SILVERTHORNE SCHEDULES.  Upon
         execution hereof, Silverthorne shall deliver to PriceNet the following schedules, which are collectively referred to as the "Silverthorne
         Schedules" which are dated the date of this Agreement, all certified by an officer of Silverthorne to be complete, true and accurate:

                           (a)       complete and correct
                  copies of the articles of incorporation, bylaws and Certificate of Good Standing of Silverthorne as in effect as of the date of this Agreement;

                           (b)       copies of all
                  financial statements of Silverthorne
                  identified in Section 2.4(a);

                           (c)       the description of any
                  material adverse change in the business, operations, property, assets, or condition of Silverthorne since December
                  31, 1998 required to be provided pursuant to Section 2.6; and

                           (d)       any other information,
                  together with any required copies of
                  documents, required to be disclosed in
                  the Silverthorne Schedules under this
                  Agreement.

             Silverthorne shall cause the Silverthorne
         Schedules and the instruments to be delivered to PriceNet hereunder to be updated after the date hereof up to and including the Closing Date.

             SECTION 2.21 ADDITIONAL INFORMATION AVAILABLE.
           Silverthorne will make available to each PriceNet Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Silverthorne Common Stock in the transaction, and to obtain any additional information which Silverthorne possesses or can acquire without unreasonable effort or expense.

             SECTION 2.22 LIMITATION ON LIABILITY.
         Notwithstanding anything to the contrary contained in this Agreement, Silverthorne shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this
         Article II, if PriceNet or any of the PriceNet
         Shareholders has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                         ARTICLE III

                     EXCHANGE PROCEDURE

             SECTION 3.1  DELIVERY OF PRICENET SECURITIES.
         On the Closing Date, the holders of the PriceNet
         Common Shares shall deliver to Silverthorne (i) certificates or other documents evidencing all of the issued and outstanding PriceNet Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and
         (ii) investment letters, the form of which is attached hereto as Exhibit "A".

             SECTION 3.2  ISSUANCE OF SILVERTHORNE COMMON
         SHARES.  (a) In exchange for all of the PriceNet
         Common Share tendered pursuant to Section 3.1,
         Silverthorne shall instruct its Transfer Agent to issue an aggregate of 10,500,000 (post reverse split) "restricted" Silverthorne Common Shares to the PriceNet shareholders on a pro rata basis and shall cause such shares to be delivered to PriceNet. Such shares shall be issued as follows:
         34,000,000 (3,400,000 post reverse-split) shares shall be issued immediately to PriceNet shareholders upon signing of this agreement and an additional 7,100,000 post reverse-split
         Silverthorne Common Shares shall be issued to PriceNet shareholders after the reverse-split has been declared effective and approved by the shareholders of Silverthorne. Each share of PriceNet shall be exchanged for 5 shares of Silverthorne (based on the total issuance of 10,500,000 post-reverse split Silverthorne Common
         Shares).

             (b) No fractional Silverthorne Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

             (c)  The total of 10,500,000 shares to be
         issued to the PriceNet shareholders by
         Silverthorne (the "PriceNet Shares") are not being registered under the Securities Act of 1933, as amended (the "Securities Act") and are to be issued as "restricted securities", as that term is defined in Rule 144 promulgated under the Act, and that the certificates representing the PriceNet Shares will bear a legend to that effect, substantially in the form set forth in Schedule
         3.2, as follows:

                  THE SECURITIES HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED (THE
                  "ACT"), OR THE SECURITIES LAWS
                  OF CERTAIN STATES, AND MAY NOT
                  BE OFFERED, SOLD, TRANSFERRED,
                  PLEDGED, HYPOTHECATED OR
                  OTHERWISE DISPOSED OF EXCEPT
                  PURSUANT TO (I) AN EFFECTIVE
                  REGISTRATION STATEMENT UNDER THE
                  ACT AND ANY APPLICABLE STATE
                  LAWS, (II) TO THE EXTENT
                  APPLICABLE, RULE 144 UNDER THE
                  ACT (OR ANY SIMILAR RULE UNDER
                  THE ACT RELATING TO THE
                  DISPOSITION OF SECURITIES), OR
                  (III) AN OPINION OF COUNSEL, IF
                  SUCH OPINION SHALL BE REASONABLY
                  SATISFACTORY TO COUNSEL TO THE
                  ISSUER, THAT AN EXEMPTION FROM
                  REGISTRATION UNDER THE ACT AND
                  APPLICABLE STATE LAW IS AVAILABLE.

                           SECTION 3.3  UNDERTAKINGS.

                           (a)       Upon
                  execution hereof or as soon
                  thereafter as practical,
                  management of Silverthorne and
                  PriceNet shall execute,
                  acknowledge and deliver (or
                  shall cause to be executed,
                  acknowledged and delivered) any
                  and all certificates, opinions,
                  financial statements, schedules,
                  agreements, resolutions, rulings
                  or other instruments required by
                  this Agreement to be so
                  delivered, together with such
                  other items as may be reasonably
                  requested by the parties hereto
                  and their respective legal
                  counsel in order to effectuate
                  or evidence the transactions
                  contemplated hereby, subject
                  only to the conditions to
                  Closing referenced hereinbelow.


                           (b)       PriceNet
                  hereby undertakes and provides
                  assurances to Silverthorne that
                  it will file a current report on
                  Form 8-K within 15 days of the
                  Closing in compliance with the
                  Exchange Act, with the audited
                  financial statements of PriceNet
                  and the pro forma statements
                  required by the Exchange Act and
                  by Regulation S-B by amendment
                  of the Form 8-K within the time
                  parameters established by the
                  Exchange Act, and will otherwise
                  comply with the reporting
                  requirements of the Exchange Act.

                           SECTION 3.4  CLOSING.
                  The closing ("Closing") of the
                  transactions contemplated by
                  this Agreement shall be as of
                  the date in which all of the
                  shareholders of PriceNet have
                  approved the terms of this
                  Agreement ("Closing Date"), all
                  conditions to Closing referenced
                  in this Agreement have been
                  satisfied or waived by PriceNet
                  and all documentation referenced
                  herein is delivered to the
                  respective party herein, unless
                  a different date is mutually
                  agreed to in writing by the
                  parties hereto.

                           SECTION 3.5  TERMINATION.

                           (a)  This Agreement may
                  be terminated by the board of
                  directors of either Silverthorne
                  or PriceNet at any time prior to
                  the Closing Date if:

                                               (i)
                            there shall be any
                            action or proceeding
                            before any court or
                            any governmental body
                            which shall seek to
                            restrain, prohibit or
                            invalidate the
                            transactions
                            contemplated by this
                            Agreement and which,
                            in the judgment of
                            such board of
                            directors, made in
                            good faith and based
                            on the advice of its
                            legal counsel, makes
                            it inadvisable to
                            proceed with the
                            exchange contemplated
                            by this Agreement; or

                            (ii) any of the
                            transactions
                            contemplated hereby
                            are disapproved by any
                            regulatory authority
                            whose approval is
                            required to consummate
                            such transactions; or


                            (iii) the conditions
                            described in Section
                            6.6 below have not
                            been satisfied in
                            full; or

                  In the event of termination
                  pursuant to this paragraph (a)
                  of this Section 3.5, no
                  obligation, right, or liability
                  shall arise hereunder and each
                  party shall bear all of the
                  expenses incurred by it in
                  connection with the negotiation,
                  drafting and execution of this
                  Agreement and the transactions
                  herein contemplated;

                           (b)  This Agreement may
                  be terminated at any time prior
                  to the Closing Date by action of
                  the board of directors of
                  Silverthorne if PriceNet shall
                  fail to comply in any material
                  respect with any of its
                  covenants or agreements
                  contained in this Agreement or
                  if any of the representations or
                  warranties of PriceNet contained
                  herein shall be inaccurate in
                  any material respect, which
                  noncompliance or inaccuracy is
                  not cured after 20 days' written
                  notice thereof is given to
                  PriceNet.  If this Agreement is
                  terminated pursuant to this
                  paragraph (b) of this Section
                  3.5, this Agreement shall be of
                  no further force or effect and
                  no obligation, right or
                  liability shall arise hereunder;
                  and

                           (c)  This Agreement may
                  be terminated at any time prior
                  to the Closing Date by action of
                  the board of directors of
                  PriceNet if Silverthorne shall
                  fail to comply in any material
                  respect with any of its
                  covenants or agreements
                  contained in this Agreement or
                  if any of the representations or
                  warranties of Silverthorne
                  contained herein shall be
                  inaccurate in any material
                  respect, which noncompliance or
                  inaccuracy is not cured after 20
                  days written notice thereof is
                  given to Silverthorne.  If this
                  Agreement is terminated pursuant
                  to this paragraph (C) of Section
                  3.5, this Agreement shall be of
                  no further force or effect and
                  no obligation, right or
                  liability shall arise hereunder.

             SECTION 3.6  DIRECTORS OF
         SILVERTHORNE. Upon the Closing, the
         present members of Silverthorne's Board
         of Directors shall tender their
         resignations seriatim so that the
         following persons are appointed directors of Silverthorne in accordance with procedures set forth in the Silverthorne bylaws: Dino V. Buccola, Kiki Vandeweghe.
          Each director shall hold office until
         his successor shall have been duly
         elected and shall have qualified or until his or her earlier death, resignation or removal.

             SECTION 3.7  OFFICERS OF
         SILVERTHORNE. UPON THE CLOSING, THE
         PRESENT OFFICERS OF SILVERTHORNE SHALL
         TENDER THEIR RESIGNATIONS AND PROVIDE
         SILVERTHORNE WITH APPLICABLE RELEASES
         CONCERNING THEIR RESPECTIVE EMPLOYMENT
         AGREEMENTS.  SIMULTANEOUS THEREWITH, THE
         FOLLOWING PERSONS SHALL BE ELECTED AS
         OFFICERS OF SILVERTHORNE IN ACCORDANCE
         WITH PROCEDURES SET FORTH IN THE
         SILVERTHORNE BYLAWS:

                       NAME                        OFFICE

             DINO V. BUCCOLA               CHIEF EXECUTIVE OFFICER

             KIKI VANDEWEGHE               PRESIDENT

             ANDREW K. PROCTOR             CHIEF FINANCIAL OFFICER
                                           AND SECRETARY

             SECTION 3.8  EFFECTIVE DATE.  The
         parties hereto hereby agree that the
         Effective Date of the transaction
         proposed herein shall be 11:50 P.M.
         Eastern Time on March 11, 1999, unless
         the parties agree otherwise, in writing.

                     ARTICLE IV

                 SPECIAL COVENANTS

             SECTION 4.1  ACCESS TO PROPERTIES AND
         RECORDS. Silverthorne and PriceNet will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Silverthorne and PriceNet, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Silverthorne and PriceNet, as the case may be, as the other shall from time to time prior to Closing reasonably request.
          In addition, Silverthorne shall provide
         to PriceNet subsequent to Closing all
         information necessary to allow PriceNet
         to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning Silverthorne's subsidiaries which existed prior to Closing.

             SECTION 4.2  INFORMATION FOR
         SILVERTHORNE PUBLIC REPORTS.  PriceNet
         will furnish Silverthorne with all
         information concerning PriceNet and the
         PriceNet Stockholders, including all
         financial statements, required for
         inclusion in any public report to be
         filed by Silverthorne pursuant to the
         Securities Act, the Exchange Act, or any other applicable federal or state law.
         PriceNet covenants that all information
         so furnished to Silverthorne, including
         the financial statements described in
         Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.
         Similarly, Silverthorne will provide all information concerning its history and operations reasonably requested by PriceNet.

             SECTION 4.3  SPECIAL COVENANTS AND
         REPRESENTATIONS REGARDING THE
         SILVERTHORNE COMMON SHARES TO BE ISSUED
         IN THE EXCHANGE.  The consummation of
         this Agreement, including the issuance of the Silverthorne Common Shares to the stockholders of PriceNet as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the PriceNet stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, PriceNet shall cause to be delivered, and the PriceNet stockholders shall deliver to
         Silverthorne, the investment letters
         referenced in Section 3.1.

             SECTION 4.4  THIRD PARTY CONSENTS.
         Silverthorne and PriceNet agree to
         cooperate with each other in order to
         obtain any required third party consents to this Agreement and the transactions herein contemplated.

             SECTION 4.5  ACTIONS PRIOR TO CLOSING.

                           (a)  From and after the
                  date of this Agreement until the
                  Closing Date and except as set
                  forth in the Silverthorne or
                  PriceNet Schedules or as
                  permitted or contemplated by
                  this Agreement, PriceNet will
                  each use its best efforts to:

                                               (i)
                             carry on its business
                            in substantially the
                            same manner as it has
                            heretofore;


                            (ii)  maintain and
                            keep its properties in
                            states of good repair
                            and condition as at
                            present, except for
                            depreciation due to
                            ordinary wear and tear
                            and damage due to
                            casualty;


                            (iii)  maintain in
                            full force and effect
                            insurance comparable
                            in amount and in scope
                            of coverage to that
                            now maintained by it;

                            (iv)  perform in all
                            material respects all
                            of its obligations
                            under material
                            contracts, leases and
                            instruments relating
                            to or affecting its
                            assets, properties and
                            business;

                                               (v)
                             maintain and preserve
                            its business
                            organization intact,
                            to retain its key
                            employees and to
                            maintain its
                            relationship with its
                            material suppliers and
                            customers; and


                            (vi)  fully comply
                            with and perform in
                            all material respects
                            all obligations and
                            duties imposed on it
                            by all federal and
                            state laws and all
                            rules, regulations and
                            orders imposed by
                            federal or state
                            governmental authorities.

                           (b)  From and after the
                  date of this Agreement until the
                  Closing Date, neither
                  Silverthorne nor PriceNet will,
                  without the prior consent of the
                  other party:

                                               (i)
                             except as otherwise
                            specifically set forth
                            herein, make any
                            change in their
                            respective
                            certificates or
                            articles of
                            incorporation or bylaws;


                            (ii)  declare or pay
                            any dividend on its
                            outstanding shares of
                            capital stock, except
                            as may otherwise be
                            required by law, or
                            effect any stock split
                            or otherwise change
                            its capitalization,
                            except as provided
                            herein;


                            (iii)  enter into or
                            amend any employment,
                            severance or similar
                            agreements or
                            arrangements with any
                            directors or officers;


                            (iv)  grant, confer or
                            award any options,
                            warrants, conversion
                            rights or other rights
                            not existing on the
                            date hereof to acquire
                            any shares of its
                            capital stock; or

                                               (v)
                             purchase or redeem
                            any shares of its
                            capital stock, except
                            as disclosed herein.

             SECTION 4.6  INDEMNIFICATION.

                           (a)       PriceNet and
                  its chief executive officer and
                  director hereby agrees to
                  indemnify Silverthorne and each
                  of the officers, agents and
                  directors of Silverthorne as of
                  the date of execution of this
                  Agreement against any loss,
                  liability, claim, damage or
                  expense (including, but not
                  limited to, any and all expense
                  whatsoever reasonably incurred
                  in investigating, preparing or
                  defending against any
                  litigation, commenced or
                  threatened or any claim
                  whatsoever), to which it or they
                  may become subject arising out
                  of or based on any inaccuracy
                  appearing in or
                  misrepresentation made in this
                  Agreement.  The indemnification
                  provided for in this paragraph
                  shall survive the Closing and
                  consummation of the transactions
                  contemplated hereby and
                  termination of this Agreement
                  for a period of 18 months; and

                           (b)  Silverthorne and
                  its chief executive officer and
                  director hereby agrees to
                  indemnify PriceNet and each of
                  the officers, agents, directors
                  and current shareholders of
                  PriceNet as of the Closing Date
                  against any loss, liability,
                  claim, damage or expense
                  (including, but not limited to,
                  any and all expense whatsoever
                  reasonably incurred in
                  investigating, preparing or
                  defending against any
                  litigation, commenced or
                  threatened or any claim
                  whatsoever), to which it or they
                  may become subject arising out
                  of or based on any inaccuracy
                  appearing in or
                  misrepresentation made in this
                  Agreement and particularly the
                  representation regarding no
                  liabilities referred to in
                  Section 2.4(b). The
                  indemnification provided for in
                  this Section shall survive the
                  Closing and consummation of the
                  transactions contemplated hereby
                  and termination of this
                  Agreement for a period of 18
                  months.

                     ARTICLE V

        CONDITIONS PRECEDENT TO OBLIGATIONS
                  OF SILVERTHORNE

             The obligations of Silverthorne under
         this Agreement are subject to the
         satisfaction, at or before the Closing
         Date, of the following conditions:

             SECTION 5.1  ACCURACY OF
         REPRESENTATIONS. The representations and warranties made by PriceNet in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and PriceNet shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by PriceNet prior to or at the Closing. Silverthorne shall be furnished with a certificate, signed by a duly authorized officer of PriceNet and dated the Closing Date, to the foregoing effect.

             SECTION 5.2  STOCKHOLDER APPROVAL.
         The stockholders of PriceNet shall have
         unanimously approved this Agreement and
         the transactions contemplated thereby as described in Section 4.1.

             SECTION 5.3  OFFICER'S CERTIFICATE.
         Silverthorne shall have been furnished
         with a certificate dated the Closing Date and signed by a duly authorized officer of PriceNet to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of PriceNet, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this
         Agreement or, to the extent not disclosed in the PriceNet Schedules, by or against PriceNet which might result in any material adverse change in any of the assets, properties, business or operations of PriceNet.

             SECTION 5.4  NO MATERIAL ADVERSE
         CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of
         PriceNet.

             SECTION 5.5  OTHER ITEMS.
         Silverthorne shall have received such
         further documents, certificates or
         instruments relating to the transactions contemplated hereby as Silverthorne may reasonably request.

                     ARTICLE VI

         CONDITIONS PRECEDENT TO OBLIGATIONS OF
                     PRICENET

              The obligations of PriceNet under
         this Agreement are subject to the
         satisfaction, at or before the Closing
         Date (unless otherwise indicated herein), of the following conditions:

             SECTION 6.1  ACCURACY OF
         REPRESENTATIONS. The representations and warranties made by Silverthorne in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Silverthorne shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Silverthorne prior to or at the Closing.
         PriceNet shall have been furnished with a certificate, signed by a duly authorized executive officer of Silverthorne and dated the Closing Date, to the foregoing effect.

             SECTION 6.2  OFFICER'S CERTIFICATE.
         PriceNet shall be furnished with a
         certificate dated the Closing Date and
         signed by a duly authorized officer of
         Silverthorne to the effect that no
         litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Silverthorne, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this
         Agreement or,
         to the extent not disclosed
         in the Silverthorne Schedules, by or
         against Silverthorne which might result
         in any material adverse change in any of the assets, properties, business or operations of Silverthorne.

             SECTION 6.3  NO MATERIAL ADVERSE
         CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of
         Silverthorne.

             SECTION 6.5  COMPLIANCE WITH
         REPORTING REQUIREMENTS.  As of the
         Closing Date, Silverthorne shall be
         current in, and in compliance with all
         requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the
         Securities Exchange Act of 1934, as amended.

             SECTION 6.6 REVERSE SPLIT.
         Simultaneous with the Closing of this
         Agreement, the Board of Directors of
         Silverthorne shall authorize and call for the special meeting of the shareholders to undertake a reverse split of the Silverthorne issued and outstanding
         Common Stock, whereby 1 share of Common
         Stock shall be issued in exchange for
         every 10 shares of Common Stock presently issued and outstanding, which reverse split shall have an effective date of March 25, 1999. As a result and on Closing Date, as defined herein, there will be no more than 1,575,705 common shares issued and outstanding and reserved for issuance (including shares reserved for issuance applicable to issued and outstanding Common Stock
         Purchase Warrants, if any) (the
         "Silverthorne Common Shares"). The Board of Directors of Silverthorne shall file a proxy statement with the Securities and Exchange Commission to that effect. All issued and outstanding Silverthorne
         Common Shares have been legally issued,
         fully paid and are nonassessable.

             SECTION 6.7 NAME CHANGE.
         Silverthorne shall also approve the name change and shall propose such name change in the special meeting of the shareholders. Upon receiving the approval of the shareholders of
         Silverthorne, it shall deliver to
         PriceNet an amendment to Silverthorne's
         certificate of incorporation changing the company's name to "PriceNet.com, Inc."

             SECTION 6.8 NO LIABILITIES.   As of
         the Closing Date, as defined herein the
         Silverthorne balance sheet and the notes thereto, shall reflect that Silverthorne has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the Silverthorne Schedules, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges.
         In the event Silverthorne is bound by or otherwise liable for any contract, lease or other agreement or any other liability at the date of Closing, Silverthorne's existing "inside" officers and directors shall execute and deliver a binding
         Indemnification and Hold Harmless
         Agreement at Closing relevant to such
         obligations.

             SECTION 6.9 OTHER ITEMS.  PriceNet
         shall have received such further
         documents, certificates, or instruments
         relating to the transactions contemplated hereby as PriceNet may reasonably request.

                    ARTICLE VII

                   MISCELLANEOUS

             SECTION 7.1  BROKERS AND FINDERS.
         Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in
         Schedule 7.1 for any commission,
         brokerage or finder's fee or other
         payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

             SECTION 7.2  LAW. FORUM AND
         JURISDICTION.  This Agreement shall be
         construed and interpreted in accordance
         with the laws of the State of California.

             SECTION 7.3  NOTICES.  Any notices or
         other communications required or
         permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:


         If to Silverthorne:         Silverthorne Production Co.
                                     16053 Via Viajera
                                     Rancho Santa Fe, CA 92091

         With copies to:             Jon Sawyer, Esq.
                                     Krys, Boyle, Freedman & Sawyer
                                     600 17th Street
                                     Suite 2700 South
                                     Denver, CO 80202

         If to PriceNet:             PriceNet.com, Inc.
                                     620 Newport Center Dr., Suite 200
                                     Newport Beach, CA 92660

         With copies to:             Iwona Alami, Esq.
                                     120 Newport Center Dr., Suite 200
                                     Newport Beach, CA 92660


         or such other addresses as shall be
         furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

                SECTION 7.4  ATTORNEYS' FEES.
         The prevailing party in any proceeding
         brought to enforce or interpret any
         provision of this Agreement shall be
         entitled to recover its reasonable
         attorney's fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

                SECTION 7.5  CONFIDENTIALITY.
         Each party hereto agrees with the other
         parties that, unless and until the
         reorganization contemplated by this
         Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and
         (ii) to the extent that such data or
         information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

                SECTION 7.6  SCHEDULES; KNOWLEDGE.
          Each party is presumed to have full
         knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

                SECTION 7.7  THIRD PARTY
         BENEFICIARIES.  This contract is solely
         between Silverthorne and PriceNet and,
         except for the PriceNet shareholders or
         as otherwise specifically provided
         herein, no director, officer,
         stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

               SECTION 7.8  ENTIRE AGREEMENT.
         This Agreement represents the entire
         agreement between the parties relating to the subject matter hereof. This
         Agreement alone fully and completely
         expresses the agreement of the parties
         relating to the subject matter hereof.
         There are no other courses of dealing,
         understandings, agreements,
         representations or warranties, written or oral, except as set forth herein. This
         Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

               SECTION 7.9  SURVIVAL; TERMINATION.
          The representations, warranties and
         covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.

                SECTION 7.10  COUNTERPARTS.  This
         Agreement may be executed in multiple
         counterparts, each of which shall be
         deemed an original and all of which taken together shall be but a single instrument.

                 SECTION 7.11  AMENDMENT OR
         WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                SECTION 7.12  INCORPORATION OF
         RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

                SECTION 7.13  EXPENSES.  Each
         party herein shall bear all of their
         respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

             SECTION 7.14  HEADINGS; CONTEXT.  The
         headings of the sections and paragraphs
         contained in this Agreement are for
         convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

                SECTION 7.15  BENEFIT.  This
         Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

                SECTION 7.16  PUBLIC
         ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

                SECTION 7.17  SEVERABILITY.  In
         the event that any particular provision
         or provisions of this Agreement or the
         other agreements contained herein shall
         for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

               SECTION 7.18  FAILURE OF
         CONDITIONS; TERMINATION.  In the event
         any of the conditions specified in this
         Agreement shall not be fulfilled on or
         before the Closing Date, either of the
         parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

                SECTION 7.19  NO STRICT
         CONSTRUCTION.  The language of this
         Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

                SECTION 7.20  EXECUTION KNOWING
         AND VOLUNTARY.  In executing this
         Agreement, the parties severally
         acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (C) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

                SECTION 7.21  JOINT PREPARATION.
         This Agreement is to be deemed to have
         been prepared jointly by the parties
         hereto and any uncertainty or ambiguity
         existing herein, if any, shall not be
         interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

                SECTION 7.22 ARBITRATION AND
         VENUE. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or recission, shall be settled by arbitration in Los Angeles, California in accordance with the Commercial
         Arbitration Rules of the American
         Arbitration Association before one
         arbitrator.  The arbitrator sitting in
         any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the Superior Court of California, and of the United States District Court for the
         Central District of California for all
         purposes in connection with such
         arbitration including the entry of
         judgment on any award.  The parties
         consent that any process or notice of
         motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed, The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that such failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys' fees, administrative fees, arbitrators' fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

                            IN WITNESS WHEREOF,
         the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.


                                               SILVERTHORNE PRODUCTION COMPANY

         ATTEST:


         _________________________             By: ____________________________
         Secretary or                                           President
         Assistant Secretary





         ATTEST:                               PRICENET.COM, INC.


         ____________________________          By: ____________________________
         Secretary or                                           President
         Assistant Secretary



         PRICENET SHAREHOLDERS:

         ____________________________
         Dino V. Buccola

         ____________________________
         Kiki Vandeweghe

         ____________________________
         Andrew K. Proctor

                     SCHEDULE I


           LIST OF PRICENET SHAREHOLDERS

           List of PriceNet Shareholders



                                        # of PriceNet Shares   # of Silverthorne Shares
         Name                           to be Exchanged        to be Issued


         Dino V. Buccola                1,000,000              5,000,000
         Kiki Vandeweghe                1,000,000              5,000,000
         Andrew K. Prockter               100,000                500,000
                                          ____                  ____

         TOTAL                            _______             10,500,000


               EXHIBIT "A"



             FORM OF INVESTMENT LETTER

                 INVESTMENT LETTER


         March    , 1999



         Silverthorne Production Company


         Gentlemen:

         The undersigned herewith deposits
         certificate(s) for shares of common stock
         of PriceNet.com, Inc., ("PriceNet"), as
         described below (endorsed, or having
         executed stock powers attached) in
         acceptance of and subject to the terms
         and conditions of that certain Agreement
         and Plan of Reorganization (the
         "Agreement"), between PriceNet and
         Silverthorne Production Company
         ("Silverthorne" or the "Company"), dated
         March   , 1999, receipt of which is
         hereby acknowledged, in exchange for
         shares of Common Stock of Silverthorne
         (the "Exchange Shares").  If any
         condition precedent to the Agreement is
         not satisfied within the relevant time
         parameters established in the Agreement
         (or any extension thereof), the
         certificate(s) are to be returned to the undersigned.

                           The undersigned hereby
         represents, warrants, covenants and
         agrees with you that, in connection with the undersigned's acceptance of the
         Exchange Shares and as of the date of
         this letter:

                           1.  The undersigned is
         aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration
         Date of any material change to any of the terms and conditions of the Agreement.

                           2.  The undersigned
         warrants full authority to deposit all
         shares referred to above and that
         Silverthorne will acquire a good and
         unencumbered title thereto.

                           3.  The undersigned has
         full power and authority to enter into
         this agreement and that this agreement
         constitutes a valid and legally binding
         obligation of the undersigned.

                           4.  By execution
         hereof, the undersigned hereby confirms
         that the Silverthorne common stock to be received in exchange for PriceNet common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

                           5.  The undersigned
         understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United
         States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933
         Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the
         Securities and that the Transfer Agent
         has been advised of such facts.

                           6.  The undersigned
         represents that it is experienced in
         evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.


                           IN WITNESS WHEREOF, the
         undersigned has duly executed this
         Investment Letter as of the date
         indicated hereon.

         Dated:    ______________, 1999



         Very truly yours,



         ____________________________
         (signature)



         ____________________________
         (print name in full)



         ____________________________
         ( address)